EXHIBIT (10)(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” in the Statement of Additional Information and to the use of our reports: (1) dated February 18, 2005, with respect to the statutory-basis financial statements and schedules of Western Reserve Life Assurance Co. of Ohio, and (2) dated January 31, 2005 with respect to the Western Reserve Life Separate Account VA V, which is available for investment by contract owners of the WRL Freedom Multiple Variable Annuity, included in Post-Effective Amendment No. 1 to the Registration Statement (Form N-6 No. 333-112089) and related Prospectus of Separate Account VA V.

/s/ Ernst & Young LLP

Des Moines, Iowa

April 25, 2005